UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2019

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, TX 75001

(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2019, Novopelle Waterway, Inc. (“Novopelle Waterway”), a wholly owned subsidiary of American International Holdings Corp (“AMIH” or the “Company”) entered into a Lease Agreement with 20 & 25 Waterway Holdings, LLC (the “Landlord”) to lease and occupy approximately 1,254 square feet of commercial retail space located at 25 Waterway, Suite 150, The Woodlands, TX to operate a newly established Novopelle Med Spa (the “Lease Agreement”).

Lease Term

The Lease Agreement has a term of five (5) years and commences on the date which is the earlier to occur of (a) one hundred ten (110) days following delivery of the premises to Novopelle Waterway, or (b) the day upon which Novopelle Waterway opens for business.

Base, Additional and Percentage Rent Expense

The annual base rent is $53,922, or $43 per square foot, and shall increase at a rate of three percent (3%) per annum until the end of the lease term (the “Base Rent”). In addition to the Base Rent, Novopelle Waterway shall reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the entire shopping center (the “Additional Rent” or “Triple Net”). At execution of the Lease Agreement, the Additional Rent was estimated at $15.59 per square foot per year.

In addition to both the Base Rent and Additional Rent, Novopelle Waterway shall pay to Landlord a percentage rent equal to six percent (6%) of gross sales generated by Novopelle Waterway (the “Percentage Rent”). The Percentage Rent shall only be made due and payable to the landlord once Novopelle Waterway has exceeded $1,000,000 in gross sales for each calendar year during the term.

Security Deposits

Upon the execution of the Lease Agreement, Novopelle Waterway agreed to prepay the first full month’s Base Rent plus Triple Net charges along with a security deposit equal to the last three (3) months Base Rent plus Triple Net charges paid upon lease execution, provided however, that the landlord has agreed to refund two (2) months of the security deposit back to Novopelle Waterway after the third (3rd) month.

Tenant Improvement Allowance

The Landlord has agreed to provide Novopelle Waterway with a Tenant Improvement Allowance of $10.00 per square foot, or $12,540, towards improvements to the leased premises that are affixed and permanent in nature. The Tenant Improvement Allowance will be paid by Landlord to Novopelle Waterway upon the completion of construction work performed and satisfactory inspection of such, Landlord’s receipt of contractor’s signed lien releases, and Novopelle Waterway’s official opening for business.

Utilities and Maintenance

Novopelle Waterway shall be responsible for all utility charges as well as all maintenance of the leased premises including, but not limited to, the mechanical, electrical and plumbing systems. The Landlord shall be responsible for maintenance of the roof, exterior walls and structural integrity of the building, which comprises the leased premises, and the common areas of the Shopping Center including, but not limited to, the parking areas.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

A press release announcing the Lease Agreement and establishment of a new Novopelle Med Spa location in the Woodlands, TX is furnished with this report as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

1.1	Lease Agreement, dated as of November 6, 2019 by and among Novopelle Waterway, Inc. and 20 & 25 Waterway Holdings, LLC

99.1	Press Release, dated as of November 15, 2019.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.

Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in AMIH’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. AMIH assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP

Dated: November 15, 2019	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer